                                    MORTGAGE NOTE

$30,000,000.00                                                     July 25, 1997
                                                               Chicago, Illinois


     1. FOR VALUE RECEIVED, GOSS REALTY, L.L.C., a Delaware limited liability company ("BORROWER"), hereby promises to pay to the order of LASALLE NATIONAL BANK, a national banking association ("LENDER"), the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below.

     2. LOAN RATE. Interest shall accrue on the balance of principal remaining from time to time unpaid under this Note during each calendar month (whether full or partial) prior to the Maturity Date (as hereinafter defined) at an annual rate (the "LOAN RATE") equal to eight and sixty-six one hundredths percent (8.66%). Interest shall be computed on the basis of a year consisting of 360 days and having twelve thirty-day months.

     3. PAYMENTS. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

          (a) On the date the proceeds of the loan evidenced by this Note (the "LOAN") are disbursed (the "CLOSING DATE"), interest on the principal balance of this Note accruing during the period commencing on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be due and payable.

          (b) Commencing on September 1, 1997, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, installments of principal and accrued and unpaid interest thereon in the amount of $263,392.92 each shall be due and payable.

          (c) The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest, shall be due and payable in full on July 1, 2007 (the "MATURITY DATE").

     4. APPLICATION OF PAYMENTS. All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, second, to all other sums (other than principal) then due Lender hereunder or under any of the Loan Documents (as hereinafter defined), third, to the installment of principal due in the month in which the payment or prepayment is made, and the remainder, if any, to the unpaid principal balance of this Note in the inverse order of maturity.

Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly installment of principal and interest due hereunder.

     5. DEFAULT RATE. After maturity or the earlier acceleration of the indebtedness evidenced by this Note, or if said indebtedness has not been accelerated, during any period in which an Event of Default (as hereinafter defined) exists under this Note or any of the Loan Documents, Borrower shall pay interest on the balance of principal remaining unpaid during any such period at an annual rate (the "DEFAULT RATE") equal to four percent (4%) plus the Loan Rate then in effect under this Note. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note and shall be additional indebtedness evidenced by this Note.

     6. LATE CHARGE. In the event any payment of interest or principal due hereunder is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a "late charge" of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment is extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and in not a penalty.

     7.   PREPAYMENT.

          (a) Provided that no Event of Default then exists under this Note, Borrower may voluntarily prepay the principal balance of this Note in whole but not in part at any time, subject to the following conditions:

               (i) Not less than 14 days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to Lender written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment amount and the prepayment date;

               (ii) Borrower shall pay to Lender, concurrently with such prepayment, a prepayment premium (the "PREPAYMENT PREMIUM") equal to the greater of (A) the Yield Amount (as hereinafter defined) or (B) 1% of the principal amount being prepaid;

               (iii) Borrower shall pay to Lender all accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and

               (iv) Borrower shall pay to Lender any other obligations of Borrower to Lender then due which remain unpaid.

          (b) Borrower shall be required to make a mandatory prepayment of the Loan in whole prior to a Change in Control (as hereinafter defined) of Goss Graphic Systems, Inc., a Delaware corporation ("Tenant"), if Lender is advised by Tenant's rating agency that following such proposed Change in Control Tenant will suffer a rating downgrade of two (2) levels or more (e.g., from BBB+ to BBB- or lower), subject to the following conditions:

               (i) Borrower shall pay to Lender, concurrently with such prepayment, the Prepayment Premium;

               (ii) Borrower shall pay to Lender all accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and

               (iii) Borrower shall pay to Lender any other obligations of Borrower to Lender then due which remain unpaid.

     Notwithstanding the foregoing provisions of clauses (a) and (b) above, no Prepayment Premium shall be owing if such prepayment is made on or after the date which is six (6) months prior to the stated maturity date of this Note.

          (c) Borrower acknowledges that the Loan was made on the basis and assumption that Lender would receive the payments of principal and interest set forth herein for the full term hereof. Therefore, whenever the maturity hereof has been accelerated by Lender by reason of the occurrence of an Event of Default under this Note or any other of the Loan Documents, including an acceleration by reason of sale, conveyance, further encumbrance or other Event of Default (which acceleration shall be at Lender's sole option), there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, a premium equal to the Prepayment Premium that would be payable pursuant to clause
     (a) above if such principal balance had been voluntarily prepaid by Borrower.

          (d) For purposes of this Note, the "YIELD AMOUNT" shall be the amount calculated as follows:

               (i) There shall first be determined, as of the date fixed for prepayment (the "PREPAYMENT DATE"), the yield to maturity percentage (the "CURRENT YIELD") for the United States Treasury Note closest in maturity to the Maturity Date (the "TREASURY NOTE") as published in THE WALL STREET JOURNAL on the fifth business day preceding the Prepayment Date. If (A) publication of THE WALL STREET JOURNAL is discontinued, or (B) publication of the Current Yield of the Treasury
          Note in THE WALL STREET JOURNAL is discontinued, Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

               (ii) If the Current Yield exceeds the Loan Rate, then the Yield Amount shall equal zero;

               (iii) If the Loan Rate exceeds the Current Yield, the Yield Amount shall be calculated by (A) adding the present values of all scheduled principal and interest payments on the Loan remaining to the Maturity Date, including, without limitation, the principal payment due and payable on the Maturity Date, which present values shall be calculated by discounting all such payments at the Current Yield, and
          (B) subtracting the principal amount being prepaid from the amount calculated pursuant to clause (A);

     provided that Borrower shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Current Yield exceeds the Loan Rate or for any other reason.

          (e) For purposes of this Note, "Change of Control" shall mean the transfer, in a single transaction or a series of related transactions, of more than 51% of the outstanding voting shares of Tenant, other than to an Affiliate (as hereinafter defined) of Stonington Partners, Inc.

          (f) For purposes of this Note, "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with, Borrower. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower, whether through the ownership of voting securities or by contract or otherwise.

          (g) Borrower covenants and agrees that (i) Tenant shall at all times maintain a rating with a NRSRO (as defined by the Securities and Exchange Commission) or, if at any time Tenant shall not receive a public rating, Tenant shall maintain a surveillance rating or a private rating with a NRSRO and (ii) prior to a Change in Control, Tenant shall obtain a determination from a rating agency, which shall be an NRSRO, regarding whether such proposed Change in Control will result in a change in Tenant's rating, and Borrower shall promptly inform or cause said rating agency to promptly inform Lender prior to any Change in Control of any anticipated change in Tenant's rating.

     8. METHOD OF PAYMENTS. All payments of principal and interest hereunder shall be paid by check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint, and in the absence of such appointment, then at the offices of Lender, 135 South LaSalle Street, 12th Floor, Chicago, Illinois 60603. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable Loan Rate during such extension.

     9. SECURITY. This Note and any and all other liabilities and obligations and indebtedness of Borrower to Lender, whether such liabilities, obligation or indebtedness are now existing or hereafter created, direct or indirect, absolute or contingent, joint or several, due or to become due, howsoever created, arising or evidenced, and howsoever acquired by Lender, are secured by, among other things, a Mortgage (the "MORTGAGE") of even date herewith made by Borrower to Lender creating a first mortgage lien on certain real property (the "PREMISES") legally described in Exhibit A attached to the Mortgage, or instrument securing this Note, an Assignment of Rents and Leases (the "ASSIGNMENT") of even date herewith from Borrower to Lender, a Security Agreement (the "SECURITY AGREEMENT") of even date herewith from Borrower to Lender, an Environmental Indemnity Agreement (the "ENVIRONMENTAL INDEMNITY AGREEMENT") of even date herewith from Borrower to Lender and an Indemnity Agreement (the "INDEMNITY AGREEMENT") of even date herewith from Tenant to Lender (the Mortgage, the Assignment, the Security Agreement, the Environmental Indemnity Agreement, the Indemnity Agreement and any other document now or hereafter given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, are hereinafter collectively referred to as the "LOAN DOCUMENTS"). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a legal description of the Premises, a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

     10. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

          (a) the failure by Borrower to make payment of any installment of principal and interest or any other amount due to Lender under this Note or any of the other Loan Documents within five (5) days of the date when any such payment is due in accordance with the terms hereof or thereof; or

          (b) the occurrence of any one or more of the "Events of Default" under the Mortgage or any of the other Loan Documents.

     11. REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the guarantors hereof, the Premises and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower promises and agrees to pay all reasonable costs of collection, including reasonable attorneys' fees and court costs.

     12. COVENANTS AND WAIVERS. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Borrower, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

     13.  OTHER GENERAL AGREEMENTS.

          (a)  The Loan is a business loan which comes within the purview of
     Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Borrower agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, ET SEQ.

          (b)  Time is of the essence hereof.

          (c) This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

          (d) Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.

          (e) This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Borrower will be disbursed in Chicago, Illinois.

          (f) In the event this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

          (g) In the event that any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

     14. CONSENT TO JURISDICTION. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR

THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE MORTGAGE. BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER. OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

                                             BORROWER:

                                             GOSS REALTY, L.L.C., a
                                             Delaware limited liability company

                                             By:  GOSS GRAPHIC SYSTEMS, INC.,
                                                  a Delaware corporation,
                                                  its sole member



                                                  By: /s/ Gloria L. Griesinger
                                                      --------------------------
                                                        Name: Gloria Griesinger
                                                              ------------------
                                                        Title: Treasurer
                                                              ------------------

                                                                     EXHIBIT 4.4

                                       MORTGAGE

     THIS MORTGAGE is made as of the 25th day of July, 1997, by GOSS REALTY, INC., a Delaware corporation ("MORTGAGOR"), to and for the benefit of LASALLE NATIONAL BANK, a national banking association ("MORTGAGEE"):


                                      RECITALS:


     A. Mortgagee has agreed to loan to Mortgagor the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "LOAN"). The Loan shall be evidenced by a certain Mortgage Note of even date herewith (the "NOTE") made by Mortgagor payable to Mortgagee in the principal amount of the Loan and due on July 1, 2007.

     B. A condition precedent to Mortgagee's extension of the Loan to Mortgagor is the execution and delivery by Mortgagor of this Mortgage.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

     Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to Mortgagee, its successors and assigns, the real estate legally described on Exhibit A attached hereto (the "REAL ESTATE"), together with the other property described in the following paragraph (the Real Estate and property being hereinafter referred to as the "PREMISES") to secure: (i) the payment of the Loan and all interest, late charges and other indebtedness evidenced by or owing under the Note or any of the other Loan Documents (as defined in the Note) and by any extensions, modifications, renewals or refinancings thereof; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Mortgagor or any other obligor to or benefiting Mortgagee which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents; and (iii) the reimbursement of Mortgagee for any and all sums expended or advanced by

This Document Prepared by               Permanent Real Estate Tax Index Nos.:
and after recording return to:

                                        06-34-405-014
Rudnick & Wolfe                         06-34-405-010
203 North LaSalle Street
Suite 1800                              Common Address:
Chicage, Illinois 60601-1293            700 Oakmont Lane
Attn: David V. Hall                     Westmont, Illinois

Mortgagee pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage or any of the other Loan Documents, with interest thereon as provided herein or therein.

     In addition to the Real Estate, the Premises hereby mortgaged includes all buildings, structures and improvements now or hereafter constructed or erected upon or located on the Real Estate, all tenements, easements, rights-of-way and rights used as a means of access thereto, all fixtures and appurtenances thereto now or hereafter belonging or pertaining to the Real Estate exclusive of all personal property and fixtures described on Schedule 1 attached hereto (the "EXCLUDED COLLATERAL"), and all rents, issues, royalties, income, revenue, proceeds, profits, security deposits and all accounts relating to the Premises and all other benefits thereof, and any after-acquired title, franchise, or license and the reversions or remainders thereof, for so long and during all such times as Mortgagor may be entitled thereto (which are pledged primarily and on a parity with said Real Estate and not secondarily), and all machinery, apparatus, equipment, appliances, floor covering, furniture, furnishings, supplies, materials, fittings, fixtures and other personal property of every kind and nature whatsoever, and all proceeds thereof, now or hereafter located thereon or therein and which is owned by Mortgagor except the Excluded Collateral. All of the land, estate and property hereinabove described, real, personal and mixed, whether or not affixed or annexed, and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared, to the maximum extent permitted by law, to form a part and parcel of the Real Estate and to be appropriated to the use of the Real Estate, and shall be for the purposes of this Mortgage deemed to be conveyed and mortgaged hereby exclusive of the Excluded Collateral; provided, however, as to any of the property aforesaid which does not so form a part and parcel of the Real Estate, this Mortgage is hereby deemed also to be a Security Agreement under the Uniform Commercial Code of the State of Illinois (the "CODE") for purposes of granting a security interest in such property, which Mortgagor hereby grants to Mortgagee, as secured party (as defined in the Code).

     TO HAVE AND TO HOLD the Premises unto Mortgagee, its successors and assigns, forever, for the purposes and uses herein set forth, together with all right to retain possession of the Premises after any Event of Default (as hereinafter defined).

                      IT IS FURTHER UNDERSTOOD AND AGREED THAT:

     1.   TITLE.

     Mortgagor represents, warrants and covenants that (a) Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except as to the Excluded Collateral and those liens and encumbrances described on Exhibit B attached hereto (the "PERMITTED EXCEPTIONS"); and (b) Mortgagor has legal power and authority to mortgage and convey the Premises.

     2. MAINTENANCE, REPAIR AND RESTORATION OF IMPROVEMENTS, PAYMENT OF PRIOR LIENS, ETC.

     Mortgagor shall: (a) promptly repair, restore or rebuild any buildings or improvements now or hereafter on the Premises which may become damaged or be destroyed; (b) keep the Premises in good condition and repair, without waste, and free from mechanics' liens or other liens or claims for lien, except that Mortgagor shall have the right to contest by appropriate proceedings the validity or amount of any such lien if and only if Mortgagor shall, within fifteen days after the filing thereof, (i) place a bond with Mortgagee in an amount, form, content and issued by a surety reasonably acceptable to Mortgagee for the payment of any such lien or (ii) cause the title company which has issued the loan policy of title insurance to Mortgagee insuring the lien of this Mortgage to issue an endorsement thereto insuring against loss or damage on account of any such lien; (c) immediately pay when due any indebtedness which may be secured by a lien or charge on the Premises superior or inferior to or at parity with the lien hereof (no such superior, inferior or parity lien to be permitted hereunder), and upon request exhibit satisfactory evidence of the discharge of any such lien to Mortgagee; (d) complete within a reasonable time any buildings or any other improvements now or at any time in process of construction upon the Premises; (e) comply with all requirements of law, municipal ordinances and restrictions of record with respect to the Premises and the use thereof, including without limitation, those relating to building, zoning, environmental protection, health, fire and safety; (f) make no material alterations to the Premises or any buildings or other improvements now or hereafter constructed thereon, without the prior written consent of Mortgagee;
(g) not suffer or permit any change in the general nature of the occupancy of the Premises without the prior written consent of Mortgagee; (h) not initiate or acquiesce in any zoning reclassification without the prior written consent of Mortgagee; (i) pay each item of indebtedness secured by this Mortgage when due according to the terms of the Note and the other Loan Documents; and (j) duly perform and observe all of the covenants, terms, provisions and agreements herein, in the Note and in the other Loan Documents on the part of Mortgagor to be performed and observed. As used in this Paragraph and elsewhere in this Mortgage, the term "indebtedness" shall mean and include the principal sum evidenced by the Note, together with all interest thereon and all other amounts payable to Mortgagee thereunder, and all other sums at any time secured by this Mortgage.

     3.   PAYMENT OF TAXES AND ASSESSMENTS.

     Mortgagor shall pay all general taxes, special taxes, special assessments, water charges, sewer service charges, and all other liens or charges levied or assessed against the Premises, or any interest therein, of any nature whatsoever when due and before any penalty or interest is assessed, and, at the request of Mortgagee, shall furnish to Mortgagee duplicate receipts of payment therefor.
If any special assessment is permitted by applicable law to be paid in installments, Mortgagor shall have the right to pay such assessment in installments, so long as all such installments are paid prior to the due date thereof. Notwithstanding anything contained herein to the contrary, Mortgagor shall have the right to protest any taxes assessed against the Premises, so long as such protest is conducted in good faith by appropriate legal proceedings diligently prosecuted and Mortgagor shall furnish to the title insurer such security or indemnity as said insurer requires to induce it to issue an endorsement, in form and substance acceptable to Mortgagee, insuring over any exception created by such protest.

     4.   TAX DEPOSITS.

     Mortgagor covenants to deposit with Mortgagee on the first day of each month until the indebtedness secured by this Mortgage is fully paid, a sum equal to one-twelfth (1/12th) of 105% of the most recent ascertainable annual taxes and assessments (general and special) on the Premises. If requested by Mortgagee, Mortgagor shall also deposit with Mortgagee an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual taxes and assessments for the current calendar year become due, shall be sufficient to pay in full such installment of annual taxes and assessments, as reasonably estimated by Mortgagee. Such deposits are to be held in a commercial money market account with interest accruing for the benefit of Mortgagor and are to be used for the payment of taxes and assessments on the Premises next due and payable when they become due. Mortgagee may, at its option, pay such taxes and assessments when the same become due and payable (upon submission of appropriate bills therefor from Mortgagor) or shall release sufficient funds to Mortgagor for the timely payment thereof. If the funds so deposited are insufficient to pay any such taxes or assessments for any year (or installments thereof, as applicable) when the same shall become due and payable, Mortgagor shall, within ten days after receipt of demand therefor, deposit additional funds as may be necessary to pay such taxes and assessments in full. If the funds so deposited exceed the amount required to pay such taxes and assessments for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of Mortgagee.

     5.   MORTGAGEE'S INTEREST IN AND USE OF DEPOSITS.

     Mortgagee may not apply any monies deposited pursuant to Paragraph 4 hereof toward any of the indebtedness secured hereby prior to the occurrence of an Event of Default. However, upon and after the occurrence of an Event of Default, Mortgagee may, at its option, apply any monies at the time on deposit pursuant to Paragraph 4 hereof toward any of the indebtedness secured hereby in such order and manner as Mortgagee may elect. When such indebtedness has been fully paid, any remaining deposits shall be returned to Mortgagor. Such deposits are hereby pledged as additional security for the indebtedness hereunder and shall not be subject to the direction or control of Mortgagor. Mortgagee shall not be liable for any failure to apply to the payment of taxes, assessments and insurance premiums any amount so deposited unless Mortgagor, prior to the occurrence of an Event of Default, shall have requested Mortgagee in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such taxes, assessments and insurance premiums. Mortgagee shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

     6.   INSURANCE.

          (a) Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Mortgagee, including without limitation: (i) all-risk fire and extended coverage insurance, with vandalism and malicious mischief endorsements, for the full replacement value of the Premises, with agreed upon amount and inflation protection endorsements; (ii) if there are tenants under leases at the Premises, rent and rental value or business loss insurance for the same perils described in clause (i) above payable at the rate per month and for a period of not less than twelve (12) months as specified from time to time by Mortgagee; (iii) broad form boiler and sprinkler damage insurance in an amount reasonably satisfactory to Mortgagee, if and so long as the Premises shall contain a boiler and/or sprinkler system, respectively; (iv) if the Premises are located in a flood hazard area, flood insurance in the maximum amount obtainable up to the amount of the indebtedness hereby secured; and (v) such other insurance as Mortgagee may from time to time require. Mortgagor also shall at all times maintain comprehensive public liability, property damage and workmen's compensation insurance covering the Premises and any employees thereof, with such limits for personal injury, death and property damage as Mortgagee may require. Mortgagor shall be the named insured under such policies and Mortgagee shall be identified as an additional insured party. All policies of insurance to be furnished hereunder shall be in forms, with companies, in amounts and with deductibles reasonably satisfactory to Mortgagee, with mortgagee clauses attached to all policies in favor of and in form satisfactory to Mortgagee, including a provision requiring that the coverage evidenced thereby shall not be terminated or modified without thirty days prior written notice to Mortgagee and shall contain endorsements that no act or negligence of the insured or any occupant and no occupancy or use of the Premises for purposes more hazardous than permitted by the terms of the policies will affect the validity or enforceability of such policies as against Mortgagee. Mortgagor shall deliver all policies, including additional and renewal policies, to Mortgagee, and, in the case of insurance about to expire, shall deliver renewal policies not less than thirty days prior to their respective dates of expiration.

          (b) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Mortgagee and such separate insurance is otherwise acceptable to Mortgagee.

          (c) In the event of loss, Mortgagor shall give immediate notice thereof to Mortgagee, who shall have the sole and absolute right to make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee (rather than to Mortgagor and Mortgagee jointly). Mortgagee shall have the right, at its option and in its sole discretion, to apply any insurance proceeds so received after the payment of all of Mortgagee's expenses, either (i) on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable, whereupon Mortgagee may declare the whole of the balance of indebtedness hereby secured plus any Prepayment Premium (as defined in the Note) to be due and payable, or
     (ii) to the restoration or repair of the property damaged as provided in Paragraph 22 hereof. If insurance proceeds are delivered to Mortgagor by Mortgagee as herein provided, Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. In the event Mortgagee permits the application of such insurance proceeds to the cost of restoration and repair of the Premises, any surplus which may remain out of said insurance proceeds after payment of such costs shall be applied on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable. In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale. At the request of Mortgagee, from time to time, Mortgagor shall furnish Mortgagee, without cost to Mortgagee, evidence of the replacement value of the Premises.

     7.   CONDEMNATION.

     If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid indebtedness secured by this Mortgage, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee. Such award or monies shall be applied on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable and, at any time from and after the taking Mortgagee may declare the whole of the balance of the indebtedness hereby secured plus any Prepayment Premium to be due and payable.

     8.   STAMP TAX.

     If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, Mortgagor covenants and agrees to pay such tax in the manner required by any such law. Mortgagor further covenants to reimburse Mortgagee for any sums which Mortgagee may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee.

     9.   LEASE ASSIGNMENT.

     Mortgagor acknowledges that, concurrently herewith, Mortgagor is delivering to Mortgagee, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (the "ASSIGNMENT") pursuant to which Mortgagor has assigned to Mortgagee interests in the leases of the Premises and the rents and income from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage. Mortgagor agrees to abide by all of the provisions of the Assignment.

     10.  EFFECT OF EXTENSIONS OF TIME.

     If the payment of the indebtedness secured hereby or any part thereof is extended or varied or if any part of any security for the payment of the indebtedness is released, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in

Mortgagor, shall be held to assent to such extension, variation or release, and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Mortgagee, notwithstanding such extension, variation or release.

     11.  EFFECT OF CHANGES IN LAWS REGARDING TAXATION.

     If any law is enacted after the date hereof requiring (i) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or
(ii) the imposition upon Mortgagee of the payment of the whole or any part of the taxes or assessments, charges or liens herein required to be paid by Mortgagor, or (iii) a change in the method of taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the indebtedness secured hereby or the holders thereof, then Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor; provided, however, that Mortgagor shall not be deemed to be required to pay any income or franchise taxes of Mortgagee. Notwithstanding the foregoing, if in the opinion of counsel for Mortgagee it may be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Mortgagee may declare all of the indebtedness secured hereby to be immediately due and payable.

     12. MORTGAGEE'S PERFORMANCE OF DEFAULTED ACTS AND EXPENSES INCURRED BY MORTGAGEE.

     If an Event of Default has occurred, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient by Mortgagee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, and any other monies advanced by Mortgagee in regard to any tax referred to in Paragraph 8 above or to protect the Premises or the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon at the Default Rate (as defined in the Note) then in effect. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys' fees, incurred by Mortgagee in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of Mortgagee's rights hereunder, (c) recovering any indebtedness secured hereby, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon at the Default Rate. The interest accruing under this Paragraph 12 shall be immediately due and payable by Mortgagor to Mortgagee, and shall be additional indebtedness evidenced by the Note and secured by this Mortgage. Mortgagee's failure to act shall never be considered as a waiver of any right accruing to Mortgagee on account of any Event of Default. Should any amount paid out or advanced by Mortgagee hereunder, or pursuant to any agreement executed by Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

     13.  MORTGAGEE'S RELIANCE ON TAX BILLS AND CLAIMS FOR LIENS.

     Mortgagee, in making any payment hereby authorized: (a) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (b) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted.

     14.  EVENT OF DEFAULT; ACCELERATION.

     Each of the following shall constitute an "EVENT OF DEFAULT" for purposes of this Mortgage:

          (a)  Mortgagor fails to pay within five (5) days of the date when due
     (i) any installment of principal or interest payable pursuant to the Note, or (ii) any other amount payable pursuant to the Note, this Mortgage or any of the other Loan Documents;

          (b) Mortgagor fails to promptly perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor under the Note, this Mortgage or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the lien created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Mortgagor shall have a period (the "Cure Period") of thirty days after written notice from Mortgagee of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty additional days, but in no event shall the Cure Period be longer than sixty days in the aggregate;

          (c) The existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Mortgage or any of the other Loan Documents or of any statement or certification as to material facts delivered to Mortgagee by Mortgagor or any guarantor of the Note;

          (d) Mortgagor or any guarantor of the Note files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Mortgagor or of all or any substantial part of the property of Mortgagor or any guarantor of the Note or any of the Premises;

          (e) The commencement of any involuntary petition in bankruptcy against Mortgagor or any guarantor of the Note or the institution against Mortgagor or any guarantor of the Note of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Mortgagor or any guarantor of the Note which shall remain undismissed or undischarged for a period of ninety days;

          (f) Any sale, transfer, lease, assignment, conveyance, financing, lien or encumbrance made in violation of Paragraphs 27 or 39 of this Mortgage;

          (g) The occurrence of a default under that certain lease (the "Goss Lease") of even date herewith between Borrower and Tenant;

          (h) The occurrence of an "Event of Default" under the Note or any of the other Loan Documents; or

          (i) The occurrence of any default or "Event of Default" (as such term is used in the Bankers Trust Credit Agreement (as hereinafter defined)), after the expiration of any applicable grace and/or cure periods, under
     Section 8 of that certain Credit Agreement (the "Bankers Trust Credit Agreement") dated as of October 15, 1996, as amended, among Gross Graphic Systems, Inc., a Delaware corporation ("Tenant"), and Bankers Trust Company ("Bankers Trust"), except that the Event of Default described in this clause (i) shall cease to be an Event of Default if such default or "Event of Default" (as such term is used in the Bankers Trust Credit Agreement) or any acceleration of the principal outstanding under, or other obligations due pursuant to, the Bankers Trust Credit Agreement is rescinded and annulled pursuant to the terms of the Bankers Trust Credit Agreement and there is not at the time of such rescission and annulment any other Event of Default under this Mortgage.

     If an Event of Default occurs, Mortgagee may, at its option, declare the whole of the indebtedness hereby secured to be immediately due and payable without further notice to Mortgagor, with interest thereon from the date of such Event of Default at the Default Rate.

     15.  FORECLOSURE; EXPENSE OF LITIGATION.

          (a) When all or any part of the indebtedness hereby secured shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents. It is further agreed that if default be made in the payment of any part of the secured indebtedness, as an alternative to the right of foreclosure for the full secured indebtedness after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of said indebtedness so in default, as if under a full foreclosure, and without declaring the entire secured indebtedness due (such proceeding being hereinafter referred to as a "partial foreclosure"), and provided that if foreclosure sale is made because of default of a part of the secured indebtedness, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the secured indebtedness. It is further agreed that such sale pursuant to a partial foreclosure shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, the lien hereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this Paragraph. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale in connection therewith, Mortgagee may elect at any time prior to a foreclosure sale pursuant to such decree to discontinue such partial foreclosure and to accelerate the entire secured indebtedness by reason of any uncured Event of Default upon which such partial foreclosure was predicated or by reason of any other Event of Default and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured indebtedness. In the event of a foreclosure sale, Mortgagee is hereby authorized, without the consent of Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

          (b) In any suit to foreclose or partially foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys' fees, reasonable appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and reasonable costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this paragraph and such other expenses and fees as may be incurred in the enforcement of Mortgagor's obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

     16.  APPLICATION OF PROCEEDS OF FORECLOSURE SALE.

     The proceeds of any foreclosure (or partial foreclosure) sale of the Premises shall be distributed and applied in the following order of priority: first, to all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Paragraph 15 above; second, to all other items which may under the terms hereof constitute secured indebtedness additional to that evidenced by the Note, with interest thereon as provided herein or in the other Loan Documents; third, to all principal and interest remaining unpaid on the Note; and fourth, any surplus to Mortgagor, its successors or assigns, as their rights may appear or to any other party legally entitled thereto.

     17.  APPOINTMENT OF RECEIVER.

     Upon or at any time after the filing of a complaint to foreclose (or partially foreclose) this Mortgage, the court in which such complaint is filed shall, upon petition by Mortgagee, appoint a receiver for the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Mortgagee hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver's possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the indebtedness secured hereby, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

     18.  MORTGAGEE'S RIGHT OF POSSESSION IN CASE OF DEFAULT.

     At any time after an Event of Default has occurred, Mortgagor shall, upon demand of Mortgagee, surrender to Mortgagee possession of the Premises. Mortgagee, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude Mortgagor and its employees, agents or servants therefrom, and Mortgagee may then hold, operate, manage and control the Premises, either personally or by its agents. Mortgagee shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Mortgagee shall have full power to:

          (a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

          (b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

          (c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness secured hereby and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the mortgage indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

          (d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Mortgagee deems are necessary;

          (e) insure and reinsure the Premises and all risks incidental to Mortgagee's possession, operation and management thereof; and

          (f)  receive all of such avails, rents, issues and profits.

     19.  APPLICATION OF INCOME RECEIVED BY MORTGAGEE.

     Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

          (a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

          (b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

          (c) to the payment of any indebtedness secured hereby, including any deficiency which may result from any foreclosure sale.

     20.  RIGHTS CUMULATIVE.

     Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

     21.  MORTGAGEE'S RIGHT OF INSPECTION.

     Mortgagee and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times, and access thereto shall be permitted for that purpose.

     22.  DISBURSEMENT OF INSURANCE PROCEEDS.

          (a) Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, Mortgagor shall obtain from Mortgagee its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

          (b) Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in Paragraph 6 above (which payment or application may be made, at Mortgagee's option, through an escrow, the terms and conditions of which are satisfactory to Mortgagee and the cost of which is to be borne by Mortgagor), Mortgagee shall be entitled to be satisfied as to the following:

             (i) An Event of Default or any event which, with the passage of time or giving of notice would constitute an Event of Default, has not occurred;

            (ii)    Either (A) such improvements have been fully restored, or
          (B) the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, in the event such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, Mortgagor has deposited with Mortgagee such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

           (iii) Prior to each disbursement of any such proceeds held by Mortgagee in accordance with the terms of this Paragraph 22 for the cost of any repair, restoration or rebuilding, Mortgagee shall be furnished with a statement of Mortgagee's architect (the cost of which shall be borne by Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

          (c) Prior to the payment or application of insurance proceeds to the repair, restoration or rebuilding of the improvements upon the Premises to the extent permitted in Paragraph 6 above, there shall have been delivered to Mortgagee the following:

                  (i) A waiver of subrogation from any insurer with respect to Mortgagor or the then owner or other insured under the policy of insurance in question;

                 (ii) Such plans and specifications, such payment and performance bonds and such insurance, in such amounts, issued by such company or companies and in such forms and substance, as are required by Mortgagee.

          (d) In the event Mortgagor shall fail to restore, repair or rebuild the improvements upon the Premises within a time deemed satisfactory by Mortgagee, then Mortgagee, at its option, may commence and perform all necessary acts to restore, repair or rebuild the said improvements for or on behalf of Mortgagor. In the event insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the improvements upon the Premises, such excess shall be applied on account of the unpaid principal balance of the Loan irrespective of whether such balance is then due and payable.

          (e) In the event Mortgagor commences the repair or rebuilding of the improvements located on the Premises, but fails to comply with the conditions precedent to the payment or application of insurance proceeds set forth in this Paragraph 22, or Mortgagor shall fail to restore, repair or rebuild the improvements upon the Premises within a time deemed satisfactory by Mortgagee, and if Mortgagee does not restore, repair or rebuild the said improvements as provided in subparagraph (d) above, then such failure shall constitute an Event of Default.

     23.  RELEASE UPON PAYMENT AND DISCHARGE OF MORTGAGOR'S OBLIGATIONS.

     Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all indebtedness secured hereby, including payment of all reasonable expenses incurred by Mortgagee in connection with the execution of such release.

     24.  NOTICES.

     Any notices, communications and waivers under this Mortgage shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

     To Mortgagee:                 LaSalle National Bank
                                   Suite 1225
                                   135 South LaSalle Street
                                   Chicago, Illinois  60603
                                   Attn:  Jeffrey Lawrence

     With copy to:                 Rudnick & Wolfe
                                   203 North LaSalle Street
                                   Suite 1800
                                   Chicago, Illinois  60601
                                   Attn: David Glickstein, Esq.

     To Mortgagor:                 Goss Realty, L.L.C.
                                   700 Oakmont Lane
                                   Westmont, Illinois  60559
                                   Attn: Treasurer

     With copy to:                 Schiff Hardin & Waite
                                   7200 Sears Tower
                                   Chicago, Illinois  60606
                                   Attn:  W. Brinkley Dickerson, Jr.


or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

     25.  WAIVER OF DEFENSES.

     No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note.

     26.  WAIVER OF RIGHTS.

     Mortgagor hereby covenants and agrees that Mortgagor shall not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. To the fullest extent permitted by law, Mortgagor, for itself and all who may claim through or under it, waives any claims based on allegations that Mortgagee has failed to act in a commercially reasonable manner (except as otherwise expressly provided in this Mortgage or the other Loan Documents) and any and all rights to have the property and estates comprising the Premises marshalled upon any foreclosure of the lien hereof and further agrees that any court having jurisdiction to foreclose such lien may order the Premises sold as an entirety.

     27.  TRANSFER OF PREMISES; FURTHER ENCUMBRANCE.

          (a) Neither all nor any portion of (i) the Premises or (ii) any interest in Mortgagor or (iii) any interest of Mortgagor in the Premises shall be sold, conveyed, assigned, encumbered or otherwise transferred (nor shall any agreement be entered into to sell, convey, assign, encumber or otherwise transfer same) without, in each instance, the prior written consent of Mortgagee, which consent may be given or withheld in Mortgagee's sole and absolute discretion, and may be conditioned in any manner that Mortgagee desires, including, without limitation, increases in the rate of interest charged on the Loan and payment of assumption fees. Any violation or attempted violation of the provisions of this Paragraph 27 shall be an Event of Default for purposes of all of the Loan Documents. Any assignment or pledge and any subsequent transfer arising therefrom of the membership interests in Mortgagor by Tenant to Bankers Trust as security for indebtedness under the Bankers Trust Credit Agreement shall not constitute a violation of attempted violation of this Paragraph 27 and shall be specifically permitted under Paragraph 39 below, provided that Mortgagor has approved, which approval shall not be unreasonably withheld or delayed, the documents or instruments evidencing such assignment or pledge.

          (b) Any consent by Mortgagee, or any waiver by Mortgagee of an Event of Default under this Paragraph 27 shall not constitute a consent to or waiver of any right, remedy or power of Mortgagee upon a continuing or subsequent Event of Default under this Paragraph 27. Mortgagor acknowledges that any agreements, liens, charges or encumbrances created in violation of the provisions of this Paragraph 27 shall be void and of no force or effect. Mortgagor agrees that if any provision of this Paragraph 27 is deemed a restraint on alienation, that such restraint is a reasonable one.

     28.  EXPENSES RELATING TO NOTE AND MORTGAGE.

          (a) Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, Mortgagee's reasonable attorneys' fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. Mortgagor recognizes that, during the term of this Mortgage, Mortgagee:

                  (i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors' arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Mortgagee shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

                 (ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

                (iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Mortgagee's taking possession of and managing the Premises, which event may or may not actually occur;

                 (iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

                  (v) May enter into negotiations with Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the indebtedness represented by the Note or the transfer of the Premises in lieu of foreclosure; or

                 (vi) May enter into negotiations with Mortgagor or any of its agents, employees or attorneys pertaining to Mortgagee's approval of actions taken or proposed to be taken by Mortgagor which approval is required by the terms of this Mortgage.

          (b) All expenses, charges, costs and fees described in this Paragraph 28 shall be so much additional indebtedness secured hereby, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Mortgagor forthwith upon demand.

     29.  FINANCIAL STATEMENTS.

     Mortgagor hereby represents and warrants that the financial statements for Tenant previously submitted to Mortgagee are true, complete and correct in all material respects, disclose all actual and contingent liabilities of Tenant and do not contain any untrue statement of a material fact or omit to state a fact material to such financial statements. No material adverse change has occurred in the financial condition of Tenant from the dates of said financial statements until the date hereof. Mortgagor hereby covenants that Mortgagee shall be furnished (i) quarterly financial statements for Tenant and operating statements for the Premises no later than thirty days after the end of each of the four quarters of each year, all in form, scope and detail satisfactory to Mortgagee and certified by Tenant, and (ii) annual audited financial statements for Tenant and operating statements for the Premises no later than 90 days after the end of each year, together with an unqualified accountant's opinion in a form satisfactory to Mortgagee.

     30.  STATEMENT OF INDEBTEDNESS.

     Mortgagor, within seven days after being so requested by Mortgagee, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

     31.  FURTHER INSTRUMENTS.

     Upon request of Mortgagee, Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

     32.  ADDITIONAL INDEBTEDNESS SECURED.

     All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note or any other document or instrument evidencing, securing or otherwise affecting the indebtedness secured hereby, including, without limitation, any and all amounts expended by Mortgagee to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

     33.  INDEMNITY.

     Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against Mortgagee in the exercise of the rights and powers granted to Mortgagee in this Mortgage, and Mortgagor hereby expressly waives and releases any such liability. Mortgagor shall indemnify and save Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and court costs) (collectively, the "CLAIMS") of whatever kind or nature which may be imposed on, incurred by or asserted against Mortgagee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Mortgagee may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Mortgagee in accordance with the terms of this Mortgage; provided, however, that Mortgagor shall not be obligated to indemnify or hold Mortgagee harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Mortgagee. All costs provided for herein and paid for by Mortgagee shall be so much additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest at the Default Rate.

     34.  WAIVER OF RIGHTS OF REDEMPTION AND REINSTATEMENT.

     Mortgagor hereby releases and waives, to the fullest extent permitted by law, any and all rights of reinstatement and redemption provided in the Illinois Mortgage Foreclosure Act.

     35.  SUBORDINATION OF PROPERTY MANAGER'S LIEN.

     Any property management agreement for the Premises entered into hereafter with a property manager shall contain a "no lien" provision whereby the property manager waives and releases any and all mechanics' lien rights that the property manager or anyone claiming by, through or under the property manager may have and shall provide that Mortgagee may terminate such agreement at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at Mortgagee's request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a "no lien" provision, Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Mortgagee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

     36.  FIXTURE FILING.

     Mortgagor and Mortgagee agree that this Mortgage shall constitute a financing statement and fixture filing under the Code with respect to all "FIXTURES" (as defined in the Code) attached to or otherwise forming a part of the Premises and that a security interest in and to such fixtures is hereby granted to Mortgagee. For purposes of the foregoing, Mortgagee is the secured party and Mortgagor is the debtor and the collateral covered by this financing statement shall be all items of property contained within the definition of the "PREMISES" which is or becomes a fixture on the Real Estate or any other real estate contained within the definition of the Premises.

     37.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     In addition to all other provisions of this Mortgage, Mortgagor, at its cost and expense, shall comply with all laws, and all rules and regulations of any governmental authority ("AGENCY") having jurisdiction, concerning environmental matters, including, but not limited to, any discharge (whether before or after the date of this Mortgage) into the air, waterways, sewers, soil or ground water or any substance or "pollutant". Mortgagee and its agents and representatives shall have access to the Premises and to the books and records of Mortgagor and any occupant of the Premises claiming by, through or under Mortgagor for the purpose of ascertaining the nature of the activities being conducted thereon and to determine the type, kind and quantity of all products, materials and substances brought onto the Premises or made or produced thereon. Mortgagor and all occupants of the Premises claiming under Mortgagor shall provide to Mortgagee copies of all manifests, schedules, correspondence and other documents of all types and kinds when filed or provided to any Agency or as such are received from any Agency. Upon Mortgagee's reasonable determination that Mortgagor may be in breach of its obligations under this Paragraph, Mortgagee and its agents and representatives shall have the right to take samples in quantity sufficient for scientific analysis of all products, materials and substances present on the Premises including, but not limited to, samples of products, materials or substances brought onto or made or produced on the Premises by Mortgagor or an occupant claiming by, through or under Mortgagor or otherwise present on the Premises.

     38.  COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW.

          (a) In the event that any provision in this Mortgage shall be inconsistent with any provision of the Illinois Mortgage Foreclosure Act (Chapter 735, Sections 5/15-1101 ET SEQ., Illinois Compiled Statutes) (herein called the "Act") the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

          (b) If any provision of this Mortgage shall grant to Mortgagee (including Mortgagee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Paragraph 17 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Mortgagee or in such receiver under the Act in the absence of said provision, Mortgagee and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

          (c) Without limiting the generality of the foregoing, all expenses incurred by Mortgagee which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Paragraph 12, 15 or 28 of this Mortgage, shall be added to the indebtedness secured by this Mortgage and/or by the judgment of foreclosure.

     39. SINGLE PURPOSE ENTITY. Mortgagor covenants and agrees that it has not and shall not:

          (a) engage in any business or activity other than the ownership, operation and maintenance of the Premises and activities incidental thereto;

          (b) acquire or own any material assets other than (i) the Premises, and (ii) such incidental personal property as may be necessary for the operation of the Premises;

          (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without, in each case, Mortgagee's consent other than as specifically allowed under Paragraph 27 above;

          (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Mortgagee, amend, modify, terminate or fail to comply with the provisions of Mortgagor's Operating Agreement, Articles of Organization or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Mortgagor to perform its obligations hereunder, under the Note or under the other Loan Documents;

          (e) own any subsidiary or make any investment in any person or entity without the consent of Mortgagee;

          (f) commingle its assets with the assets of any of its members, affiliates, principals or of any other person or entity;

          (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, except in the ordinary course of its business of owning and operating the Premises and except for that certain (i) Subsidiary Guaranty to Bankers Trust relating to the Bankers Trust Credit Agreement in form and substance reasonably acceptable to Mortgagee, and (ii) Subordinated Guaranty to The Bank of New York, not personally, but solely as trustee ("Trustee") pursuant to the Goss Graphic Systems, Inc. Indenture dated as of October 15, 1996 (the "Indenture"), relating to the Indenture in form and substance reasonably acceptable to Mortgagee;

          (h) become insolvent and fail to pay its debts and liabilities from its asset as the same shall become due;

          (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, principals and affiliates of Mortgagor, the affiliates of any member of Mortgagor, and any other person or entity;

          (j) enter into any contract or agreement with any member, principal or affiliate of Mortgagor or Tenant, or any shareholder, principal or affiliate thereof, except the Goss Lease and except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, shareholder, principal or affiliate of Mortgagor or Tenant, or any shareholder, principal or affiliate thereof;

          (k) seek the dissolution or winding up, in whole or in part, of Mortgagor;

          (l) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any member, principal or affiliate of Mortgagor, or any shareholder, principal or affiliate thereof or any other person;

          (m) hold itself out to be responsible for the debts of another person except for that certain (i) Subsidiary Guaranty to Bankers Trust relating to the Bankers Trust Credit Agreement in form and substance reasonably acceptable to Mortgagee and (ii) Subordinated Guaranty to Trustee related to the Indenture in form and substance reasonably acceptable to Mortgagee.

          (n) make any loans or advances to any third party, including any member, principal or affiliate of Mortgagor, or any shareholder, principal or affiliate thereof;

          (o)  fail to file its own tax returns;

          (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Mortgagor is responsible for the debts of any third party (including any member, principal or affiliate of Mortgagor, or any shareholder, principal or affiliate thereof) except for that certain (x) Subsidiary Guaranty to Bankers Trust relating to the Bankers Trust Credit Agreement in form and substance reasonably acceptable to Mortgagee and (y) Subordinated Guaranty to Trustee related to the Indenture in form and substance reasonably acceptable to Mortgagee; or

          (q) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or made an assignment for the benefit of creditors.

     40.  MISCELLANEOUS.

          (a)  SUCCESSORS AND ASSIGNS.

          This Mortgage and all provisions hereof shall be binding upon and enforceable against Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of Mortgagee, its successors and assigns and any holder or holders, from time to time, of the Note.

          (b)  INVALIDITY OF PROVISIONS; GOVERNING LAW.

          In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Mortgagor and Mortgagee shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Illinois.

     (c)  MUNICIPAL AND ZONING REQUIREMENTS.

          Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission alter (or permit the alteration of) the zoning classification of the Premises in effect as of the date hereof, nor shall Mortgagor impair the integrity of the Premises as a single zoning lot separate and apart from all other premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subparagraph shall be void.

     (d)  RIGHTS OF TENANTS.

          Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a Decree of Foreclosure and Sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of Mortgagee. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any Decree of Foreclosure and Sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the indebtedness secured hereby, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

     (e)  OPTION OF MORTGAGEE TO SUBORDINATE.

          At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by Mortgagee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

     (f)  MORTGAGEE IN POSSESSION.

          Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Premises by Mortgagee pursuant to this Mortgage.

     (g)  RELATIONSHIP OF MORTGAGEE AND MORTGAGOR.

          Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any lessee, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise.

     (h)  TIME OF THE ESSENCE.

          Time is of the essence of the payment by Mortgagor of all amounts due and owing to Mortgagee under the Note and the other Loan Documents and the performance and observance by Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

     (i)  NO MERGER.

          It being the desire and intention of the parties hereto that the Mortgage and the lien hereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should Mortgagee acquire any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

     (j)  MAXIMUM INDEBTEDNESS.

          Notwithstanding anything contained herein to the contrary, in no event shall the indebtedness secured by this Mortgage exceed an amount equal to Sixty Million and No/100 Dollars ($60,000,000.00).

     (k)  JURISDICTION AND VENUE.

          MORTGAGOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY MORTGAGOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS MORTGAGE SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF MORTGAGEE INITIATES SUCH ACTION, ANY COURT IN WHICH MORTGAGEE SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. MORTGAGOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY MORTGAGEE IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MORTGAGOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS MORTGAGE. MORTGAGOR WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MORTGAGOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MORTGAGOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY MORTGAGEE AGAINST MORTGAGOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR MORTGAGOR SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY MORTGAGEE, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY MORTGAGEE, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND MORTGAGOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     (l)  WAIVER OF RIGHT TO JURY TRIAL.

          MORTGAGEE AND MORTGAGOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                                             GOSS REALTY, L.L.C., a
                                             Delaware limited liability company

                                             By:  GOSS GRAPHIC SYSTEMS, INC.,
                                                  a Delaware corporation,
                                                  its sole member



                                                  By: /s/ Gloria L. Griesinger
                                                      --------------------------
                                                      Name: Gloria Griesinger
                                                            --------------------
                                                      Title: Treasurer
                                                            --------------------

STATE OF  ILLINOIS  )
                    } SS.
COUNTY OF   DUPAGE  )


     I, Mary S. Witzel, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Gloria L. Griesinger, the Treasurer of Goss Graphic Systems, Inc., a Delaware corporation, the sole member of Goss Realty, L.L.C., a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such treasurer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, as the sole member of said limited liability company, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal, this 25th day of July, 1997.



                                             /s/ Mary S. Witzel
                                             ---------------------------------
                                             Notary Public

                                             (SEAL)

                                      EXHIBIT A

                            LEGAL DESCRIPTION OF PREMISES

LOTS 1 AND 2 IN ROCKWELL SUBDIVISION, BEING A SUBDIVISION OF LOT 2 IN OAKMONT CENTRE UNIT V IN THE SOUTHWEST 1/4 OF SECTION 35 AND A SUBDIVISION IN THE SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 39 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN DUPAGE COUNTY, ILLINOIS RECORDED AS DOCUMENT NO. R88-110501.

                                      EXHIBIT B

                                 PERMITTED EXCEPTIONS

     1. General real estate taxes for the years 1996 (second installment) and 1997 and each year thereafter not yet due and payable.

     2. Exception Nos. 13-24, inclusive, contained on Schedule B of First American Title Insurance Company Commitment No. CC109604 dated July 9, 1997.

                                      SCHEDULE 1

                           SCHEDULE OF EXCLUDED COLLATERAL


     (a) All printing presses and accessories located or to be located at the building and all substitutions and replacements thereof located at the Premises held for demonstration, sales, promotions or other purposes at the building, and all inventory in all of its forms (including (i) all goods held by Goss Graphic Systems, Inc., a Delaware corporation ("Tenant"), for sale or lease, or to be furnished under contracts of service or so leased or furnished, (ii) raw materials, work in process, finished goods, spare parts and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Tenant's business, the ownership of which is expressly reserved to Tenant); and

     (b) All office furniture, furnishings, equipment and machinery, including, but not limited to, phones and telephone systems, copiers, computers, desks, chairs, typewriters, shelving and partitions.


                                       Sch-1-1